Exhibit 5.1

767 Fifth Avenue New York, NY 10153-0119 +1 212 310 8000 tel +1 212 310 8007 fax

September 23, 2020

Computershare Trust Company, N.A.
Computershare Inc.
Transfer Agent and Registrar
Attn: Andrew Waford
250 Royall Street
Canton MA 02021

Ladies and Gentlemen:

We have acted as counsel to Thryv Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement of the Company on Form S-1 (File No. 333-248532) (as amended or supplemented, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of the number of shares (the “Shares”) of common stock, par value $0.01 per share, of the Company, for resale by the Registered Stockholders (as defined and listed in the Registration Statement under the heading “Principal Stockholders”). The Shares may be sold by the Registered Stockholders as set forth in the Registration Statement.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Fourth Amended and Restated Certificate of Incorporation of the Company; (ii) the Second Amended and Restated Bylaws of the Company; (iii) the form of the Certificate of Common Stock of the Company, filed as Exhibit 4.1 to the Registration Statement; (iv) the Registration Statement and (v) the preliminary prospectus contained within the Registration Statement. We have also examined such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Agreement.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.          The Registration Statement has become effective under the Securities Act and, based solely on a review of the Securities and Exchange Commission’s website on the date hereof, we are not aware of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use.  To our knowledge, no proceedings therefor have been initiated or overtly threatened by the Securities and Exchange Commission.

2.          The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

3.          The Company has an authorized capitalization as set forth in the Registration Statement under the heading “Description of Capital Stock”. All of such outstanding shares are duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and have not been issued in violation of any preemptive rights pursuant to law or in the Company’s Fourth Amended and Restated Certificate of Incorporation.

The opinions expressed herein are limited to the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein.  Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP